Berry Corporation Announces Management Succession Plan, Reinforces Focus on Shareholder Return Maximization

DALLAS, November 29, 2022 (GLOBE NEWSWIRE) – Berry Corporation (bry)(NASDAQ: BRY) today announced the evolution of its executive team, effective January 1, 2023:

•Trem Smith, Berry’s current Board Chairman, President and CEO, to become Executive Chairman.
•Berry’s current Chief Operating Officer Fernando Araujo to become Chief Executive Officer (the position of COO will be eliminated).
•Berry’s current General Counsel and Corporate Secretary Danielle Hunter to become President with responsibility for the Legal, Finance, Human Resources, and Health, Safety and Environmental functions
•Berry’s current Chief Accounting Officer Mike Helm to become Chief Financial Officer (also maintaining Chief Accounting Officer designation). Cary Baetz, Berry’s current CFO and member of the Board, will remain at the Company in his board role and as a special advisor helping in the transition until March 2023.

“Since joining Berry six years ago, the Board and I have worked to develop a group of strong and capable leaders to ensure the Company’s continued success. Fernando’s entrepreneurial spirit and strong operational experience managing our assets have delivered excellent shareholder returns and he has proven his leadership abilities and suitability to lead Berry. Among other strengths, he has demonstrated the ability to be flexible in ever changing environments, adapting to successfully execute on our strategic goals, while delivering strong health, safety and environmental performance,” said Trem Smith. Mr. Araujo joined Berry in September 2020 with more than 30 years of experience having worked in leadership roles for some of the most recognized companies in the industry, including Shell, Repsol, Apache, and Schlumberger.

“The foundation for the company’s future success is built on a strong, value-creating shareholder return model, a cash flow generating hedge book, and a portfolio of oil producing assets that underpin the Company’s ability to deliver strong cash flow results. The Board and I are confident this is the team to lead Berry’s future success by continuing to strengthen our operations while reducing overall expenses to deliver top-tier returns of capital to shareholders.  I’m proud of what we have accomplished together over the past 6 years and am positive this team will continue to execute our proven plan to optimize our assets and maximize shareholder return,” Smith concluded.

Fernando Araujo stated, “I am ready to take the helm as Berry’s CEO leading this talented team. I am confident in our ability to build on our proven business model and expect to maximize shareholder returns by focusing on operational excellence and strong cost management.”

ABOUT BERRY CORPORATION (BRY)
Berry is a publicly traded (NASDAQ: BRY) western United States independent upstream energy company with a focus on onshore, low geologic risk, long-lived, conventional oil reserves located primarily in the San Joaquin basin of California, as well as the Uinta basin of Utah. Berry also has well servicing and abandonment capabilities in California which operates as C&J Well Services. More information can be found at the Company’s website at bry.com.

FORWARD LOOKING STATEMENTS

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address plans, activities, events, objectives, goals, strategies, or developments that the Company expects, believes or anticipates will or may occur in the future, including expectations relating to our share repurchase program and our shareholder return model. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control. Therefore, such forward-looking statements involve significant risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects, including risks related to market conditions associated with our share repurchase program and our shareholder return model and those risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in the Company’s subsequent filings with the SEC. You can typically identify forward-looking statements by words such as aim, anticipate, achievable, believe, budget, continue, could, effort, estimate, expect, forecast, goal, guidance, intend, likely, may, might, objective, outlook, plan, potential, predict, project, seek, should, target, will or would and other similar words that reflect the prospective nature of events or outcomes. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at via our website or via the Investor Relations contact below, or from the SEC’s website at www.sec.gov.

CONTACT
Todd Crabtree – Director, Investor Relations
(661) 616-3811
 ir@bry.com